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                               EXHIBIT (10)(AX)









                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           PAETEC COMMUNICATIONS, INC

                                       AND

                    COVISTA, INC., COVISTA OF NEW YORK, INC.,
                        AND CAPSULE COMMUNICATIONS, INC.

                                  MAY 25, 2004






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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of May 25, 2004, by and between PAETEC COMMUNICATIONS, INC., a Delaware corporation with its headquarters located at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, NY 14450 ("Buyer"), and COVISTA, INC., a New Jersey corporation ("Covista"), COVISTA OF NEW YORK, INC., a New Jersey corporation ("Covista NY"), and CAPSULE COMMUNICATIONS INC., a Delaware corporation ("Capsule"), each with offices located at 721 Broad Street, Suite 200, Chattanooga, TN 37403. Hereafter, Covista, Covista NY and Capsule are sometimes referred to individually as a "Seller" and collectively as "Sellers."

                                    RECITALS:

     A. Covista and Covista NY are telecommunications companies in the business of providing local, long-distance and other telecommunications services to business and residential customers in New Jersey and Pennsylvania (Covista) and in New York (Covista NY). Covista NY also owns a switch used to service the New York based customers and Capsule owns a switch used to service the New Jersey and Pennsylvania Customers.

     B. Buyer is a telecommunications company in the business of providing local, long-distance and other telecommunications services in various markets throughout the United States.

     C. Sellers wish to sell, and Buyer wishes to buy, all long-distance commercial customers of Sellers other than customers hereafter rejected by Buyer because they fail to meet criteria hereafter set forth in Section 2.2 (collectively, the "Customers"), including all Customer Contracts, rights, and business records relating to the Customers, as well as the Equipment and other assets listed on the attached Schedule 2 (the "Equipment"), and the accounts receivable due from the Customers as of Closing (the "Customer ARs). A list of the customers included in this sale shall be attached to this Agreement at Closing as Schedule 1.

     D. This Agreement is subject to receipt of certain Regulatory Approvals as hereinafter provided.

                                     TERMS:

     NOW, THEREFORE, in consideration of the matters recited and the mutual representations, warranties, covenants and agreements set forth in this Agreement, intending to be legally bound, the parties agree as follows:





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                                    ARTICLE I

                                   DEFINITIONS

     For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the following terms shall have the meanings assigned to them in this Section, and include the plural as well as the singular, (ii) all accounting terms not otherwise defined shall have the meanings assigned under GAAP as hereinafter defined, (iii) the expression "this Agreement" means the body of this Agreement and the Schedules and Exhibits hereto, and (iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any Section or other subdivision.

     "Agreement Not to Compete" means the agreement to be entered by Sellers and Buyer as provided in Section 2.6(a).

     "Closing" means the transfer of title to the COVISTA Assets by Sellers, payment of a portion of the Purchase Price by Buyer as hereafter provided, and the execution and delivery of all documents, instruments and agreements necessary or appropriate to consummate the transactions contemplated by this Agreement. More detailed provisions concerning the Closing are set forth in
Article 6 of this Agreement.

     "Closing Date" means the date the Closing occurs.

     "Circuits" means the interconnection agreements with third parties listed on Schedule 4, which agreements are to be assigned to, and assumed by Buyer, as hereafter provided.

     "COVISTA Assets" means all long-distance commercial customers of Sellers that are not rejected by Buyer pursuant to Section 2.2 of this Agreement, (collectively, the "Customers"), all Customer Contracts, rights, and business records relating to the Customers, the Equipment, Leases and Circuits specified herein, and all Customer ARs.

     "Customers" means all commercial customers of Sellers not rejected by Buyer pursuant to Section 2.2 of this Agreement.

     "Customer ARs" means bona fide accounts receivable due Sellers from the Customers as of the Closing Date.

     "Customer Contracts" means all service contracts and agreements between Sellers and the Customers.

     "Equipment" means the equipment and other assets listed on the attached
Schedule 2.

     "GAAP" means Generally Accepted Accounting Principles in effect in the United States as of the date of this Agreement.


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     "Gross Operating Revenues" means the total amount invoiced to a Customer minus local, state and federal Taxes and Universal Service Fund (USF) charges.

     "Leases" means the Leases assigned to, and assumed by, Buyer as hereafter provided.

     "Material," when used in connection with any representation, warranty or condition, shall mean any event, occurrence, circumstance or effect having a monetary value or cost of $10,000 or more.

     "Material Adverse Change or Effect," when used in connection with a party, shall mean any event, change or effect that is or is reasonably likely to become materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of the party, or to the party's ability to perform its obligations under this Agreement.

     "Monthly Run Rate" means Gross Operating Revenues derived from Customers during a particular month.

     "No Solicitation Agreements" means the agreements to be entered by the individuals listed on Schedule 5 hereto and Buyer as provided in Section 2.6(b).

     "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association or enterprise, joint venture, joint stock company, governmental or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase Price" means the price to be paid to Sellers by Buyer for the COVISTA Assets as provided in Section 2.2.

     "Regulatory Approvals" means all governmental approvals, consents and/or permits required with respect to the transactions contemplated by this Agreement, including those listed in Schedule 6 hereto as well as such other regulatory approvals, consents, or permits as Buyer may hereafter determine are reasonably necessary or required for consummation of this Agreement.

     "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and other governmental impositions or charges of any kind in the nature of Taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains Taxes, and
(ii) interest, penalties, additional Taxes and additions to Tax imposed with respect thereto.


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                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

     2.1 Purchase and Sale of Assets. Subject to the provisions of this Agreement, Sellers agree to sell, and Buyer agrees to purchase, at the Closing all of Sellers' right, title and interest, in and to the COVISTA Assets, free and clear of encumbrances.

     2.2 Customers Included.

         (a) Upon execution of this Agreement by both parties, Sellers shall furnish Buyer with a list of all of its commercial customers together with true and correct copies of all Customer Contracts relating to these customers. Buyer shall have forty five (45) days following delivery of the customer list and Customer Contracts to perform due diligence with respect to these matters and by written notice to Sellers given within this forty five day due diligence period, Buyer may reject any customers which (i) do not meet Buyer's standard credit criteria, (ii) are in litigation or other Material dispute with Sellers, (iii) have given notice of their intention to terminate their Customer Contact; or
(iv) are paying an average rate per minute of service that is less than Sellers cost to provide the service. Such customers will then be excluded from the Customers to be sold under this Agreement.

         (b) Sellers shall promptly advise Buyer of all new commercial customers obtained by Sellers between the date of this Agreement and Closing, and shall furnish true and correct copies of the Customer Contracts relating to these new customers. Buyer may accept or exclude any of these new customers based on the same criteria set forth in (a) above by written notice to Sellers prior to Closing.

         (c) All customers not expressly excluded by Buyer as provided in (a) or
(b) above shall be listed as Customers on Schedule 1 to be signed by Covista and Covista NY and Buyer at Closing and this Schedule shall be attached to and part of this Agreement.

         (d) For a period of one year following the Closing, Buyer shall not solicit business from any of Sellers' commercial customers excluded from the sale as herein provided. The foregoing limitation shall not apply to: (i) any of Sellers' customers that are existing customers or affiliates of existing customers of Buyer or any of Buyer's affiliates as of the execution date of this Agreement or (ii) any of Sellers' customers that are solicited by Buyer without use of any information learned by Buyer pursuant to this Agreement as evidenced by the written records of Buyer which records shall be made available to Seller in the event of any dispute regarding the foregoing. In the event of a dispute as to whether Buyer has violated its covenant not to solicit Seller's customers under this section 2.2 (d), the burden of proof to establish the applicability of either exception (i) or (ii) shall be on Buyer.

     2.3 Purchase Price.

         (a) Subject to adjustment as hereafter provided, the "Purchase Price" to be paid for the COVISTA Assets other than the Customer ARs shall be an amount equal to 5.6


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times the Gross Operating Revenues from the Customers as determined under
Sections 2.2(a) and (b) (the "Monthly Run Rate") during April, 2004, plus or minus 5.6 times the Monthly Run Rate for Customers added or lost between the date of this Agreement and the last day of the month prior to Closing for which Monthly Run Rate numbers are available.

         (b) The Purchase Price for the COVISTA Assets other than the Customer ARs shall be paid as follows: (i) 62.5% of the Purchase Price shall be paid in cash at Closing, (ii) 25% of the Purchase Price shall be paid in cash without interest ninety days after Closing without offset or defense except for any Material breach of this Agreement, and (iii) subject to adjustment as provided in subsection (c) below, the balance of the Purchase Price (12.5%) shall be paid in cash without interest 270 days after Closing.

         (c) Purchase Price Adjustments. Buyer shall be entitled to a reduction of the Purchase Price if Buyer's average Monthly Run Rate (including revenues from any new products or services provided by Buyer and after normalizing the periods compared to provide an equivalent number of business days) for the Customers (including Customers added between the date hereof and Closing that are accepted by Buyer) during the seventh, eighth and ninth months following Closing does not exceed the Monthly Run Rate amount used in calculating the Purchase Price under Section 2.3(a), in which event Buyer shall be entitled to a reduction of the Purchase Price equal to 5.6 times the shortfall in the average Monthly Run Rate during the seventh, eight and ninth months. Buyer shall then be entitled to deduct the amount of this reduction in the Purchase Price from the final payment due Sellers.

         (d) Customer ARs. The Purchase Price for the Customer ARs shall equal the amount actually collected by, or remitted to, Buyer on these receivables during the ninety day period following Closing. The Purchase Price for the Customer ARs shall be paid as follows:

             (i) Fifty percent of the face amount of the Customer ARs as of the close of business on the last business day prior to Closing shall be paid at Closing;

             (ii) Twenty-five percent of such face amount shall be paid thirty days following closing; and

             (iii) The balance of the Purchase Price for the Customer ARs, which shall equal the amount of cash collected by, or remitted to, Buyer during the ninety day period following Closing, minus amounts paid under subsections
(i) and (ii) above, shall be paid to Buyer within five business days following the end of such ninety day period.

         (e) Security Deposits. Buyer shall reimburse Sellers for any security deposits made by Sellers under the Leases, and Sellers shall assign all their rights relating to these deposits to Buyer.


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     2.4 Liabilities of Sellers.

         (a) Buyer shall assume Sellers' obligations to service the Customers from and after the Closing. Further, Buyer will assume Sellers' obligations under the Leases and Circuits listed on the attached Schedules 3 and 4 from and after the Closing. See section (c) below.

         (b) Except as expressly provided in Subsection (a), Buyer shall not assume or be liable for any debts, liabilities or obligations of Sellers of any kind or nature, whether accrued or unaccrued, absolute or contingent, and Sellers shall remain responsible for all debts, liabilities and liabilities arising from or relating to Sellers' ownership or use of the COVISTA Assets for all periods prior to the Closing (collectively, "Sellers' Liabilities"). Sellers agree that they will pay and satisfy all of Sellers' Liabilities, and that they will indemnify, defend and hold Buyer harmless from and against all of Sellers' Liabilities. Without limiting the foregoing, Sellers shall pay and discharge, when due or upon adjudication or resolution of any disputed terms, all of the following Liabilities of Sellers:

             (1) accounts payable, obligations for borrowed money, and all operating expenses;

             (2) liabilities incurred by Sellers in connection with the transactions contemplated by this Agreement, including Taxes, professional fees and, if any, brokers' fees;

             (3) liabilities for federal, state and local income Taxes, excise or franchise taxes, sales and use taxes and all other governmental Taxes, levies and assessments due or to become due from Sellers with respect to any period prior to the Closing or any transaction occurring prior to the Closing.

             (4) liabilities with respect to Sellers' employees whether arising before or after the Closing Date (including without limitation payroll and payroll taxes, liabilities or obligations under any of Sellers' employee benefit plans, and accrued vacation due Sellers employees), except for wage and salary obligations arising after the Closing Date with respect to Seller's employees (if any) specifically hired by Buyer;

             (5) obligations and liabilities of Sellers whether arising before or after the Closing Date for products liability and contractual warranty and service repairs in connection with products and services sold, distributed or provided by Sellers prior to the Closing.

             (6) bligations and liabilities of the Sellers for periods prior to the Closing pursuant to the terms of all contracts, agreements, leases, licenses, permits, purchase orders, and sales orders.

         (c) As of the Closing Date, Buyer prospectively will assume the following costs and obligations associated with the operation of the New York and Philadelphia switch sites: lease expenses, equipment maintenance charges, special access circuit charges for the Circuits listed on Schedule 4 (including monthly recurring charges and all charges related to the Covista assigned and existing ACNA TTU/USW and their underlying CICs for services


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originating or terminating on such Circuits) and switched access circuit charges for the Circuits listed on Schedule 4 (including all costs (fixed and variable) associated with the FGDs and all charges related to the Sellers assigned and existing ACNA TTU/USW and their underlying CICs for services originating or terminating on such Circuits) provided that if Seller receives invoices for any such expenses Seller shall promptly forward any such invoices to Buyer for payment. Seller shall use its best efforts to identify and detail all circuits to be acquired at Closing in Schedule 4 as well as all maintenance and other contract obligations with respect to the lease or any equipment. The omission of a Circuit in Schedule 4 does not release Buyer from the obligation of assuming the financial responsibilities associated with the unidentified Circuit so long as the omitted Circuit is regularly used in serving the Customers. Buyer shall not be responsible for any costs, obligations or liabilities for the switch sites: (a) for vendor Circuits identified in Schedule 4 that will solely carry Sellers' traffic or (b) for any switch site expenses paid by Seller after the Closing Date.

     2.5 Allocation of Purchase Price. At or prior to Closing, the parties shall mutually agree upon an allocation of the Purchase Price among the COVISTA Assets in accordance with regulations under Section 1060 of the Internal Revenue Code and the agreed upon allocation shall be set forth on a schedule to be appended as Schedule 7 to this Agreement. Buyer and Sellers agree to report the purchase and sale of the Assets for all purposes in a manner consistent with such allocation and shall not take any position inconsistent with such allocation.

     2.6 Additional Agreements. At Closing and as conditions to Closing:

         (a) Non-Compete Agreement. Sellers and Buyer shall enter into an Agreement Not to Compete in the form attached as Exhibit A.

         (b) No Solicitation Agreement. Sellers and the individuals listed on the attached Schedule 5 shall enter into No Solicitation Agreements in the form of the attached Exhibit B.

         (c) Wholesale Services Agreement. Sellers and Buyer shall enter into a Wholesale Services Agreement in the form attached as Exhibit C, pursuant to which Buyer shall sell, and Sellers shall purchase, wholesale telecommunications services on an exclusive basis for resale to the portion of the Sellers' commercial customer base that will remain with Sellers. As part of this Wholesale Services Agreement, Sellers shall agree to purchase a minimum of $12,000,000 of such wholesale services during the 24 months following Closing. The obligations of the parties pursuant to this paragraph shall terminate upon the earlier of Sellers purchase and payment of $16,000,000 for such services, or the second anniversary of the Closing so long as the $12,000,000 minimum purchase commitment has been met by this anniversary date. If, after 24 months the minimum purchase commitment of $12,000,000 has not been met, the Sellers shall be obligated to purchase wholesale services equal to 150% of the shortfall during the subsequent 12 month period.


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                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby jointly and severally represent and warrant to Buyer that:

     3.1 Organization; Good Standing; Qualification and Power. Covista and Covista NY are each corporations duly organized, validly existing and in good standing under the laws of the State of New Jersey, and Capsule is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on business relating to the COVISTA Assets as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where it provides services to the Customers. Sellers have delivered to Buyer complete and correct copies of their Certificates of Incorporation and Bylaws, as amended to the date of this Agreement.

     3.2 Authority.

         (a) Corporate Authority. Sellers have all requisite corporate power and authority to enter into this Agreement, and to perform their obligations hereunder. The execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereunder have been duly authorized by the Board of Directors of Sellers and the approval of Sellers' shareholders is not required. This Agreement, when duly executed and delivered by Sellers, will constitute valid and binding obligations of Sellers, enforceable in accordance with its terms.

         (b) No Conflict. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in any violation of, or cause a default, or give rise to a right of termination, amendment, cancellation or acceleration of, any obligation contained in, or the loss of any Material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the COVISTA Assets under any term, condition or provision of (i) the Certificates of Incorporation or Bylaws of Sellers, (ii) subject to the receipt of the consents listed in Schedule 3.2(b) ("Third Party Consents"), any loan or credit agreement, note, bond, mortgage, indenture, Lease, Circuit or other Material agreement to which Sellers are a party or by which it or any of its properties or assets may be bound, or (iii) any license, permit, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers or any of their properties or assets.

         (c) Governmental Consents. Except as set forth in Schedule 6, to the best of Sellers knowledge after reasonable inquiry, no consent, approval, order or authorization of, or registration or filing with, any court, administrative agency, commission or other governmental authority is required to be obtained by Sellers or Buyer in connection with the execution, delivery and performance of this Agreement.

     3.3 Compliance with Law. Sellers have not conducted business relating to the COVISTA Assets in Material violation of any statute, law, ordinance, rule, regulation or order of


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any governmental entity, and Sellers have not received any notice of any violations of law by Sellers. There is currently no investigation or review by a governmental entity with respect to Sellers pending or, to the knowledge of Sellers threatened.

     3.4 Litigation. There is no Material suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending against Sellers nor that relates to or could affect this Agreement or the Covista Assets, to the knowledge of Sellers, is any such suit, investigation or proceeding threatened against Sellers; nor is there any judgment, decree, injunction, rule or order of any governmental entity, court or arbitrator outstanding against Sellers that relates to or affects this Agreement or the Covista Assets.

     3.5 Customer Relations. There exists no actual or, to the knowledge of Sellers, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Sellers with any Customer and, to the knowledge of Sellers, no such termination, cancellation, or limitation, or any adverse modification or change could reasonably be expected to arise as a result of the execution, delivery or performance of this Agreement.

     3.6 Customer Contracts. All Customer Contracts are in full force and effect and Sellers are not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default by Sellers under, any contract or agreement with any Customer or relating to the Equipment.

     3.7 Leases. Sellers have furnished Buyer with true, correct and complete copies of the Leases to be assumed by Buyer. Each of the Leases is in full force and effect and there is no default under any of the Leases. Schedule C correctly lists the landlords, the addresses, the square footage, and the use of each leased property and whether the landlord's consent to the assignment of each Lease is required.

     3.8 Fees and Expenses. Sellers are not obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by this Agreement.

     3.9 Insurance. Sellers have in effect fire and casualty insurance policies on all Equipment which falls under this Agreement. The insurance coverage and amounts are customary and adequate for the business engaged in by Sellers and are in full force and effect.

     3.10 Ownership of Property. Except for liens and security interests in favor of Sellers' lenders, all of which shall be released at or prior to Closing, Sellers have good and marketable title to all of the COVISTA Assets, free and clear of all security interests, liens, equipment leases, charges, claims, options and encumbrances.

     3.11 Equipment. All Equipment is generally in good repair and is operational and usable in the operations of Sellers, subject to ordinary wear and tear.

     3.12 Books and Records. All accounts, books, ledgers and official records prepared and kept by Sellers relating to the COVISTA Assets have been truthfully and properly kept and


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completed in all Material respects, and there are no Material inaccuracies or discrepancies of any kind contained or reflected therein.

     3.13 Warranties. Except for those contained in standard Customer Contracts, Sellers have not made any written warranty or representation in respect of any of its services or products furnished to the Customers.

     3.14 Disclosure. No representation or warranty made by Sellers in this Agreement, nor any Exhibit or Schedule hereto, or in any certificate to be delivered by Sellers, contains or will contain any untrue statement of a Material fact, or omits or will omit to state a Material fact necessary to make the statements or facts contained herein or therein not misleading.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers that:

     4.1 Organization; Good Standing; Qualification and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer has all requisite corporate power and authority to own its properties and to carry on its business as it is presently being conducted.

     4.2 Corporate Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Closing and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and represents the valid and binding obligations of Buyer, enforceable against it in accordance with its terms. Subject to the receipt of Regulatory Approvals necessary to consummate the transactions contemplated by this Agreement, Buyer has all licenses and permits required to continue serving the Customers following Closing.

     4.3 No Conflict. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in any violation of, or cause a default, or give rise to a right of termination, amendment, cancellation or acceleration of, any obligation contained in, or the loss of any Material benefit under, any term, condition or provision of (i) the Certificate of Incorporation or Bylaws of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, Buyer is a party or by which it or any of its properties or assets may be bound, or
(iii) any license, permit, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets.


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     4.4 Financial Capability. Buyer has the financial capability to pay the
Purchase Price in cash when due as provided herein.

         4.5 (c) Governmental Consents. Except as set forth in Schedule 6, to the best of Buyer's knowledge after reasonable inquiry, no consent, approval, order or authorization of, or registration or filing with, any court, administrative agency, commission or other governmental authority is required to be obtained by Sellers or Buyer in connection with the execution, delivery and performance of this Agreement.

     4.5 Disclosure. No representation or warranty made by Buyer in this Agreement, nor any exhibit or schedule hereto or any certificate to be delivered by Buyer pursuant hereto, contains or will contain any untrue statement of a Material fact, or omits or will omit to state a Material fact necessary to make the statements or facts contained herein or therein not.


                                    ARTICLE 5

                                    COVENANTS

     5.1 Advice of Changes. During the period from the date of this Agreement until the Closing, Sellers will promptly advise Buyer in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Sellers contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any Material respect, (b) of fact, event or circumstance that could have a Material Adverse Effect on Sellers or the COVISTA Assets and (c) of any Material breach by Sellers of any covenant or agreement contained in this Agreement.

     5.2 Maintenance of Business. During the period from the date of this Agreement until the Closing, Sellers will continue to serve the Customers in the ordinary course consistent with current practice, and will use commercially reasonable efforts to preserve its business and its relationships with the Customers. If Sellers become aware of any Material deterioration in the relationship with any Customer, it will promptly bring this information to the attention of Buyer in writing and will exert commercially reasonable efforts to restore the relationship.

     5.3 Necessary Consents; Cooperation. During the period from the date of this Agreement until the Closing, Sellers and Buyer shall each cooperate and use their commercially reasonable efforts to obtain such written Regulatory Approvals and Third Party Consents, and shall take such other actions, as may be necessary or appropriate to facilitate the Closing and the transfer of the Customers, and to allow the Buyer to carry on the business related to the COVISTA Assets after the Closing.

     5.4 Due Diligence. During the period from the date of this Agreement until the Closing, Sellers will allow Buyer and its agents reasonable access to the files, books, records, offices of Sellers relating to the Customers, the Equipment, the Leases, the Circuits, and the Customer ARs.


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     5.5 Transition Period.

         (a) Invoicing and Service. During a period of approximately six (6) months after Closing (the "Transition Period"), Sellers will aid Buyer in the transfer of all Customers to Buyer's billing system. Sellers and Buyer shall each use commercially reasonable business efforts to complete this transition as soon as practicable. During the Transition Period, Sellers shall continue to invoice, and to provide back office, order processing, call data translation, billing, collection and customer services relating to the Customers on the same frequency and at the same service levels as provided prior to Closing, and Buyer shall pay Sellers a fee of $10.00 per month per Customer for these services.

         (b) Customer Payments. All payments received by Sellers on the Customer ARs shall be remitted to Buyer no less frequently than Wednesday and Friday of each week, by wire transfer to an account to be designated by Buyer.


                                    ARTICLE 6

                         CLOSING AND CLOSING DELIVERIES

     6.1 The Closing. Subject to the termination of this Agreement as provided in Article 9, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place by mail and electronic exchange or, at the option of either party, at Sellers headquarters in Chattanooga, Tennessee, on or before August 2, 2004, at a time to be mutually agreed upon by the parties, unless another place, time and date is mutually selected by Sellers and Buyer (the "Closing Date"). Buyer shall have the right to extend the Closing Date to September 1, 2004, if additional time is necessary in order to obtain all requisite Regulatory Approvals, upon written notice to Sellers given by July 26, 2004.

     6.2 Closing Deliveries.

         (a) By Sellers. At the Closing, Sellers shall deliver to Buyer:

             (1) Such assignments, bills of sale, and other documents of conveyance and transfer as are reasonably necessary or appropriate to transfer the COVISTA Assets to Buyer;

             (2) Sellers' records relating to the Customers, Equipment, Circuits, and Customer ARs, provided, however, that Sellers may retain duplicates of these records for the sole purpose of providing services during the Transition Period as provided in Section 5.5;

             (3) Any Third Party Consents required under the Customer Contracts, Leases, Circuits or any other contracts or agreements to be assigned to Buyer;

             (4) A list of all accounts receivable due Sellers from Customers as of the close of business on the day prior to Closing.

             (5) Sellers' Bring Down Certificate required under Section 8.6;

             (6) The legal opinion of Sellers' counsel pursuant to Section 8.7; and

             (7) Such other agreements, instruments, certificates, opinions and documents as Buyer's attorney may reasonably request to effectuate the transactions contemplated by this Agreement.

         (b) By Buyer. At the Closing, Buyer shall deliver to Sellers:

             (1) 62.5% of the Purchase Price for the Covista Assets other than the Customer ARs, plus 50% of the face amount of the Customer ARs, in immediately available funds by wire transfer to an account to be designated by Sellers;

             (2) Buyer's Bring Down Certificate as provided in Section 7.4;

             (3) The legal opinion of Buyer's counsel as provided in Section 7.5; and

             (4) Such other agreements, instruments, certificates, opinions and documents as Sellers' attorney may reasonably request to effectuate the transactions contemplated by this Agreement.

         (c) Additional Agreements. At the Closing, the applicable parties shall execute and deliver:

             (1) Non-Compete and No Solicitation Agreements as provided in
Section 2.6(a) and (b);

             (2) The Wholesale Service Agreement as provided in Section 2.6(c);

             (3) An Assignment and Assumption Agreement with respect to the Customer Contracts, the Leases, and the Circuits.

     6.3 Possession. Possession of all COVISTA Assets shall be delivered to Buyer as of the Closing.

     6.4 Approval of Counsel. All Closing documents shall be reasonably acceptable in form and substance to counsel for Sellers and Buyer.

                                    ARTICLE 7

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligations of Sellers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Sellers, but only in a writing signed by Sellers):

     7.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and accurate in all Material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     7.2 Compliance with Law. There shall be no order, decree or ruling by any governmental entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which would prohibit or render illegal the transactions contemplated by this Agreement.

     7.3 No Legal Action. No temporary restraining order, injunction or other order preventing the Closing of this Agreement shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     7.4 Bring Down Certificate. Sellers shall have received a certificate as to the matters covered by Sections 7.1 through 7.3 executed by Buyer's Chief Executive Officer.

     7.5 Opinion of Buyer's Counsel. Sellers shall have received from Bond, Schoeneck & King, PLLC, counsel to Buyer, an opinion as to the matters set forth in Sections 4.1 and 4.2, which opinion shall be reasonably acceptable to Sellers in form and substance.


                                    ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

     8.1 Covenants. Sellers shall have performed and complied with all of its covenants contained in this Agreement.

     8.2 Accuracy of Representations and Warranties. The representations and warranties of Sellers in this Agreement, or in any certificate executed and delivered by Sellers pursuant to this Agreement shall be true and accurate in all Material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     8.3 Satisfactory Due Diligence. The results of Buyer's due diligence investigation concerning the COVISTA Assets shall have been satisfactory to Buyer in its sole discretion.

     8.4 Regulatory Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and be final.

     8.5 Compliance with Law. There shall be no order, decree or ruling by any governmental entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to this Agreement, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.6 No Legal Action. No temporary restraining order, injunction or other order preventing the consummation of this Agreement shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     8.7 Bring Down Certificate. Buyer shall have received a certificate as to the matters covered by Sections 8.1 through 8.6 executed by Sellers' Chief Executive Officer.

     8.8 Opinion of Sellers Counsel. Buyer shall have received from Jay J. Miller, Esq., counsel to Sellers, an opinion in the form of the attached Exhibit D as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.4.


                                    ARTICLE 9

                            TERMINATION OF AGREEMENT

     9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

         (a) by mutual agreement of Sellers and Buyer;

         (b) by Buyer, if the Closing shall not have occurred on or before September 1, 2004, other than as a result of a breach of this Agreement by Buyer;

         (c) by either party in the event of a Material breach or breaches of any representation, warranty, covenant or other obligation of the other party under this Agreement that can reasonably be expected to have an adverse monetary cost, value or effect of $250,000 or more;

         (d) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Closing shall have been issued and shall have become final and nonappealable, or

         (e) by either party, if all requisite Regulatory Approvals are not obtained by September 1, 2004, unless this date is extended by mutual written agreement of the parties.

     9.2 Notice of Termination. Any termination of this Agreement under Section
9.1 will be effective by the delivery of written notice of the terminating party to the other parties to this Agreement.

     9.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Article 9, this Agreement shall be of no further force and effect, provided that this section shall not relieve any party from liability for any breach of this Agreement. Further, in the event of termination by either party, Buyer will not solicit business from any of Sellers commercial customers for a period of one year from the date of termination, and will not use or disclose any confidential information of Sellers provided to Buyer during its due diligence investigation of Sellers.


                                   ARTICLE 10

                     INDEMNITY AND POST-CLOSING ADJUSTMENTS

     10.1 Survival. The representations and warranties contained in this Agreement and any Exhibit or Schedule to this Agreement, and any certificate delivered pursuant to this Agreement shall survive any audit or investigation by any party hereto and shall not be affected or deemed waived by reason of the fact that any such party or his or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect. Further, the representations and warranties of the parties under this Agreement shall survive through the second anniversary of the Closing.

     10.2 Indemnification by the Sellers. Sellers jointly and severally agree to indemnify, defend and hold Buyer harmless from and against, any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, (collectively, "Damages") incurred or suffered by Buyer arising out of (i) any breach of any representation, warranty, covenant or agreement of Sellers to any third party,
(ii) any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement, (iii) any other liabilities, claims, or damages of or against Sellers that relate to any period prior to the Closing, including, but not limited to, liabilities for products liability or breach of warranty claims arising from or relating to any products sold or distributed, or services provided, by Sellers prior to the Closing, and any liabilities relating to environmental matters. The foregoing notwithstanding, Buyer shall not be entitled to indemnification with respect to Damages suffered or incurred under
(i) or (iii) above until such Damages exceed $100,000 in the aggregate (the "Indemnification Threshold"), in which case Buyer shall be entitled to recovery of all Damages without deduction for the Indemnification Threshold. Further, in no event shall Sellers indemnification obligations hereunder exceed the Purchase Price actually paid to Sellers. In no event shall Seller be liable to Buyer for any punitive, special, indirect, consequential or incidental losses or damages, whether foreseeable or not (including without limitation lost revenues, goodwill or profits) arising out of this Agreement.

     10.3 Indemnification by Buyer. Buyer agrees to indemnify Sellers, and to hold the Sellers harmless from and against, any and all Damages incurred or suffered by Sellers arising out of any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement. In no event shall Buyer's indemnification obligations hereunder exceed the Purchase Price actually paid to Sellers. In no event shall Buyer be liable to Sellers for any punitive, special, indirect, consequential or incidental losses or damages, whether foreseeable or not (including without limitation lost revenues, goodwill or profits) arising out of this Agreement.

     10.4 Bulk Sales Indemnification. Sellers shall indemnify, defend and hold Buyer harmless from any and against any damages suffered by Buyer by reason of any failure to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement.

     10.5 Right of Offset. Any amounts due Buyer pursuant to Section 10.2 of this Agreement, or for damages for a breach of the Agreement Not to Compete or a No Solicitation Agreement, may be offset against amounts due Sellers for the unpaid portion of the Purchase Price as set forth in Section 2.3. Buyer shall promptly notify Sellers of any exercise of its right of offset pursuant to this section, setting forth the basis for its claim that the amount offset is due Buyer pursuant to Section 10.2, the Agreement Not to Compete, or a No Solicitation Agreement, as the case may be. If Sellers disputes the offset claimed by Buyer, Sellers shall notify Buyer of the dispute (including the basis of the dispute) within ten days after Buyer's notice of offset. Sellers and Buyer shall negotiate in good faith to resolve any dispute concerning Buyer's claimed right of offset, and if they are unable to do so within thirty days after Sellers notice to Buyer of the dispute, either party may seek judicial relief to determine the dispute.


                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 Governing Law; Venue; Jurisdiction. The laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. This Agreement shall be enforceable in any court of competent jurisdiction.

     11.2 Assignment; Binding Upon Successors and Assigns. Neither of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     11.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     11.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which, when taken together, will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of both the parties.

     11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound. The waiver by a party of any breach or default will not be deemed to constitute a waiver of any other breach or default.

     11.7 Expenses. Sellers and Buyer shall each bear its respective expenses and fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     11.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address, person's attention or telecopier number for a party as shall be specified by like notice):

          If to any or all of Sellers, to:

                  COVISTA Communications, Inc.
                  721 Broad Street
                  Suite 200
                  Chattanooga, TN 37402
                  Attention: A. John Leach, Jr., President and
                             Chief Executive Officer
                  Telecopier:

          With a copy to:
                  Jay J. Miller, Esq.
                  430 E. 57th Street
                  Suite 5D
                  New York, NY  10022
                  Telecopier:  (212) 758-0624

          And if to Buyer, to:

                  PAETEC Communications, Inc.
                  Plaza 1000 at Main Street
                  Suite 600
                  Voorhees, NJ 08043
                  Attention:  Bradford M. Bono, Co-Chief Operating Officer
                  Telecopier:  (856) 673-2304

          With a copy to:

                  PAETEC Communications, Inc.
                  One PAETEC Plaza
                  600 Willowbrook Office Park
                  Fairport, NY  14450
                  Attention:  General Counsel
                  Telecopier:  (585) 340-2563

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the telecopier of the party receiving such copy shall have confirmed receipt of the telecopies of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     11.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, and to take such further action, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, to carry into effect the intents and purposes of this Agreement and to place Buyer in operating control of the business, properties and assets of Sellers.

     11.10 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and none of the parties hereto will issue any public statement announcing such transaction without the prior consent of the others, except as any such party in good faith (based upon advice of counsel) believes to be required by law and following notice to the other parties.

     11.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties.

     11.12 Joint and Several. All obligations of Sellers under this Agreement and the other agreements contemplated herein shall be joint and several.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   BUYER:
                                   PAETEC COMMUNICATIONS, INC.


                                   By: ________________________________
                                   Name:  Bradford M. Bono
                                   Title:   Co-Chief Operating Officer


                                   SELLERS:
                                   COVISTA, INC.


                                   By: ________________________________
                                   Name: John Leach
                                   Title: President and Chief Executive Officer


                                   COVISTA OF NEW YORK, INC.


                                   By: ________________________________
                                   Name: John Leach
                                   Title: President and Chief Executive Officer


                                   CAPSULE COMMUNICATIONS, INC.


                                   By: ________________________________
                                   Name: John Leach
                                   Title: President and Chief Executive Officer

                                    EXHIBIT A
                            AGREEMENT NOT TO COMPETE

     THIS AGREEMENT NOT TO COMPETE (this "Agreement") is entered into as of
May __, 2004, by and between PAETEC COMMUNICATIONS, INC., a Delaware corporation with its headquarters located at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450 ("Buyer") and COVISTA, INC., a New Jersey corporation ("Covista"), COVISTA OF NEW YORK, INC., a New Jersey corporation ("Covista NY"), and CAPSULE COMMUNICATIONS, INC., a Delaware corporation ("Capsule"), each with offices located at 721 Broad Street, Suite 200, Chattanooga, TN 37403. Hereafter, Covista, Covista NY and Capsule are sometimes referred to individually as a "Seller" and collectively as "Sellers."


                                    RECITALS:

     A. Buyer and Sellers are parties to an Asset Purchase Agreement, dated May 24, 2004 (the "Asset Purchase Agreement"), pursuant to which Buyer will purchase certain assets of Sellers.

     B. Sellers will each receive substantial economic benefit from the transactions contemplated by the Asset Purchase Agreement.

     C. Sellers wish to induce Buyer to consummate the transactions contemplated by the Asset Purchase Agreement and Buyer desires to preserve the value of the COVISTA Assets, as defined in the Asset Purchase Agreement.

     D. Under Section 2.6(a) of the Asset Purchase Agreement, it is a condition to Buyer's obligations to consummate the transactions contemplated by the Asset Purchase Agreement that Sellers enter into this Agreement.

     E. Capitalized terms used in this Agreement shall have the meanings set forth in the Asset Purchase Agreement unless otherwise expressly provided herein or unless the context otherwise requires:

                                     TERMS:

     NOW, THEREFORE, in consideration of the matters recited and for other good and valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Restrictions; Non-Compete Periods.

         (a) Prohibited Activities. During the applicable Non-Compete Periods set forth in subparagraph (b) below, Sellers jointly and severally agree that they will not directly or indirectly:

             (i) sell or furnish facilities based local telecommunications services to business or commercial entities, either through resale or through their own switching equipment, in any geographic area serviced by Buyer as of the Closing Date, whether on their own or as a shareholder, partner, member or owner of an equity interest in a corporation, partnership, joint venture, limited liability company, trust or any other entity, or otherwise;

             (ii) participate in, serve as a manager of, or employee, agent or representative for, or provide consulting or advisory services to (whether paid or unpaid), invest in, lend money to, or be connected in any manner with, any corporation, partnership, joint venture, limited liability company, trust or other business entity which sells or furnishes such services to such entities;

             (iii) solicit, recruit, induce or attempt to persuade any employee or sales agent of Buyer or any of its affiliates to terminate his or her employment or engagement with Buyer, or hire or engage any then current employee or sales agent of Buyer or any of its affiliates, or any former employee or sales agent whose employment or engagement with Buyer or any of its affiliates ended less than 12 months before the date of such hiring or engagement; or

             (iv) serve or solicit on its own behalf or that of any third party, for any purpose, any Customer transferred to Buyer pursuant to the Asset Purchase Agreement, or solicit, induce or attempt to persuade any such Customer to discontinue its business relationship with Buyer or any of its affiliates.

         (b) Non-Compete Periods. The restrictions contained in subsection (i) above shall be applicable for a period of two years following the Closing Date, and the restrictions contained in subsections (ii), (iii) and (iv) shall be applicable for five years after the Closing Date.

     2. Right of Offset. Buyer may offset all losses, costs, damages, and expenses, including reasonable attorneys fees and costs incurred in enforcing this Agreement, incurred by reason of a breach of this Agreement by Sellers against amounts otherwise due Sellers under the Asset Purchase Agreement.

     3. Injunctive Relief. Without limiting the right of Buyer to pursue all other legal and equitable rights available for violation of this Agreement, it is agreed that other remedies cannot fully compensate Buyer for violation of this Agreement and Buyer shall be entitled to injunctive relief to prevent a violation or threatened violation thereof, without posting a bond or proving actual damages.

     4. Acknowledgement. Sellers acknowledge and agree that the terms and provisions of this Agreement are reasonable in scope and duration and agrees not to challenge the reasonableness or enforceability of this Agreement in any proceeding to enforce the terms hereof. Sellers further acknowledge that the provisions contained in this Agreement are critical to Buyer in its decision to enter into the Asset Purchase Agreement and consummate the transactions contemplated thereby and that a portion of the consideration being paid to Sellers is in consideration of such provisions.

     5. Modification. Notwithstanding the foregoing, if any term, restriction, covenant or promise contained herein is found to be unreasonable and/or unenforceable by a court of competent jurisdiction such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court and, if determined by such court to be wholly unenforceable, shall be severed in its entirety from this Agreement as though it never existed.

     6. Binding Effect;. This Agreement shall inure to the benefit of Buyer and its respective successors and assigns.

     7. No Waiver. The waiver by Buyer of any failure on the part of Sellers to perform any of their obligations under this Agreement shall not be construed as a waiver of any future continuing failure or failures.

     8. Amendment. This Agreement may only be amended or modified by a written agreement signed by the parties.

     9. Governing Law. The Agreement shall be governed by the laws of the State of New York.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all agreements and understandings between the parties concerning the subject matter.

     11. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND COUNTERCLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                              BUYER:
                                              PAETEC COMMUNICATIONS, INC.


                                              By: ______________________________
                                              Name:  Bradford M. Bono
                                              Title: Co-Chief Operating Officer


                                              SELLER:
                                              COVISTA, INC.


                                              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              COVISTA OF NEW YORK, INC.


                                              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              CAPSULE COMMUNICATIONS, INC.


                                              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT B
                            NO SOLICITATION AGREEMENT

                         EXCLUDED - BUSINESS PROPRIETARY

                                    EXHIBIT C
                          WHOLESALE SERVICES AGREEMENT

                         EXCLUDED - BUSINESS PROPRIETARY

                                    EXHIBIT D
                           OPINION OF SELLERS' COUNSEL

                                                                 _________, 2004


PAETEC Communications, Inc.
One PAETEC Plaza
600 Willowbrook Office Park
Fairport, NY 14450

Re:  Covista Sale to  PAETEC Communications, Inc.


Gentlemen:

     I have acted as counsel to Covista Communications, Inc. and Covista of New York, Inc. each a New Jersey corporation, and Capsule Communications, Inc., a Delaware corporation (individually referred to as a "Seller" and collectively as "Sellers") in connection with the negotiation and execution of an Asset Purchase Agreement dated as of May 25, 2004, between Sellers and PAETEC Communications, Inc. ("Buyer"), relating to the purchase of COVISTA Assets of Seller by Buyer (the "Agreement"). This opinion is given pursuant to Section 8.8 of the Agreement. All capitalized terms not otherwise defined in this opinion shall have the meanings given to them in the Agreement.

     In rendering this opinion, I have reviewed the executed Agreement and the Schedules, Exhibits and the following Closing Documents executed and delivered by Sellers pursuant to the Agreement: [to be listed]

     I have also reviewed the originals, or copies certified to my satisfaction, of such certificates of public officials, corporate documents and records and other certificates and instruments and have made such other investigations, as I have deemed necessary in order to render the opinion set forth below. Whenever the phrase "to the best of my knowledge" is used in this opinion, it refers to actual knowledge based upon reasonable inquiries of officers of Sellers, a review of my files with the respect to Sellers and other reasonable inquiries undertaken by me during the preparation of this opinion.

     For purposes of this opinion, I have assumed that the Agreement and, to the extent applicable, the Closing Documents have been duly and validly authorized, executed, and delivered by you and constitute your legal, valid and binding obligations, enforceable against you in accordance with its terms. I have also assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to me as originals, and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon the foregoing, and subject to the qualifications hereafter set forth, I am of the opinion that:

     1. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on business relating to the COVISTA Assets as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where it provides services to the Customers.

     2. Each Seller has all requisite corporate power and authority to enter into the Agreement, and to perform its obligations hereunder. The execution and delivery of the Agreement and the Closing Documents by Sellers and the consummation by Sellers of the transactions contemplated thereunder have been duly authorized by their respective Boards of Directors and the approval of Sellers' shareholders is not required. The Agreement and Closing Documents, duly executed and delivered by each Seller, constitute valid and binding obligations of each Seller, enforceable in accordance with their terms.

     I am licensed to practice law in the State of New York, and I do not purport to be an expert on, or to express any opinion herein concerning, any law other than the laws of the State of New York, or the federal laws of the United States.

     This opinion is provided to you solely for your benefit and may not be relied upon by any other person or quoted in whole or in part or filed with any governmental agency or other person without our prior written consent.


Very truly yours,



Jay J. Miller

                                   SCHEDULE 1
                                    CUSTOMERS

                         EXCLUDED - BUSINESS PROPRIETARY

                                   SCHEDULE 2
                                    EQUIPMENT

                         EXCLUDED - BUSINESS PROPRIETARY

                                   SCHEDULE 3
                                     LEASES

                         EXCLUDED - BUSINESS PROPRIETARY

                                 SCHEDULE 3.2(b)
                              THIRD PARTY CONSENTS

Landlords

Brandywine Operating Partnership, L.P. - Bensalem, PA
Callowhill Management - Philadelphia (Switch)
Mack-Cali Realty, L.P. - Paramus, NJ
40 Rector Holdings, LLC - NYC (Switch)

Sellers' Lender

CAPITALSOURCE FINANCE, LLC

Where required, Sellers will also obtain Consents from providers of Circuits listed on Schedule 4.

                                   SCHEDULE 4
                                    CIRCUITS

A separate list of Circuits to be transferred to Buyer has been signed by Sellers and Buyer. Because of its length, it is not attached hereto, but is incorporated by reference.

                         EXCLUDED - BUSINESS PROPRIETARY

                                   SCHEDULE 5
                 INDIVIDUALS TO ENTER NO SOLICITATION AGREEMENTS



                        EXCLUDED - BUSINESS PROPRIETARY

                                   SCHEDULE 6
                              REGULATORY APPROVALS

Federal Communications Commission, the state public service commissions of New York, New Jersey and Pennsylvania and any other states as may be required based on the Customer base purchased by Buyer.

                                   SCHEDULE 7
                          ALLOCATION OF PURCHASE PRICE


                            [To be added at Closing.]

                         EXCLUDED - BUSINESS PROPRIETARY

                                TABLE OF CONTENTS

RECITALS....................................................................1
TERMS.......................................................................1
ARTICLE I  DEFINITIONS......................................................2
ARTICLE 2  PURCHASE AND SALE OF ASSETS......................................4
      2.1       Purchase and Sale of Assets.................................4
      2.2       Customers Included..........................................4
      2.3       Purchase Price..............................................5
      2.4       Liabilities of Seller.......................................6
      2.5       Allocation of Purchase Price................................7
      2.6       Additional Agreements.......................................7
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER.........................8
      3.1       Organization; Good Standing; Qualification and Power........8
      3.2       Authority...................................................8
      3.3       Compliance with Law.........................................9
      3.4       Litigation..................................................9
      3.5       Customer Relations..........................................9
      3.6       Customer Contracts..........................................9
      3.7       Leases......................................................9
      3.8       Fees and Expenses...........................................9
      3.9       Insurance...................................................9
      3.10      Ownership of Property.......................................9
      3.11      Equipment..................................................10
      3.12      Books and Records..........................................10
      3.13      Warranties.................................................10
      3.14      Disclosure.................................................10
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER.........................10
      4.1       Organization; Good Standing; Qualification and Power.......10
      4.2       Authority..................................................10
      4.3       Financial Capability.......................................11
      4.4       Disclosure.................................................11
ARTICLE 5   COVENANTS......................................................11
      5.1       Advice of Changes..........................................11
      5.2       Maintenance of Business....................................11
      5.3       Necessary Consents.........................................12
      5.4       Due Diligence..............................................12
      5.5       Transition Period..........................................12
ARTICLE 6  CLOSING AND CLOSING DELIVERIES..................................13
      6.1       The Closing................................................13
      6.2       Closing Deliveries.........................................13
      6.3       Possession.................................................14
      6.4       Approval of Counsel........................................14
ARTICLE 7  CONDITIONS PRECEDENT TO OBLIGATIONS OF PINNACLE.................14

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


      7.1       Accuracy of Representations and Warranties.................14
      7.3       Compliance with Law........................................15
      7.4       No Legal Action............................................15
      7.5       Bring Down Certificate.....................................15
      7.6       Opinion of Pinnacle's Counsel..............................15
ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER....................15
      8.1       Covenants..................................................15
      8.2       Accuracy of Representations and Warranties.................15
      8.3       Satisfactory Due Diligence.................................15
      8.4       Governmental Consents......................................16
      8.5       Compliance with Law........................................16
      8.6       No Legal Action............................................16
      8.7       Bring Down Certificate.....................................16
      8.8       Opinion of Pinnacle's Counsel..............................16
ARTICLE 9  TERMINATION OF AGREEMENT........................................16
      9.1       Termination................................................16
      9.2       Notice of Termination......................................17
      9.3       Effect of Termination......................................17
ARTICLE 10  INDEMNITY AND POST-CLOSING ADJUSTMENT..........................17
      10.1      Survival...................................................17
      10.2      Indemnification by the Shareholders........................17
      10.3      Indemnification by Buyer...................................18
      10.4      Bulk Sales Indemnification.................................18
      10.5      Right of Offset............................................18
ARTICLE 11  MISCELLANEOUS..................................................18
      11.1      Governing Law; Venue; Jurisdiction.........................18
      11.2      Assignment; Binding Upon Successors and Assigns............19
      11.3      Severability...............................................19
      11.4      Counterparts...............................................19
      11.5      Other Remedies.............................................19
      11.6      Amendment and Waivers......................................19
      11.7      Expenses...................................................19
      11.8      Notices....................................................19
      11.9      Further Assurances.........................................20
      11.10     Public Announcement........................................21
      11.11     Entire Agreement...........................................21
      11.12     Joint and Several..........................................21
EXHIBIT A - AGREEMENT NOT TO COMPETE......................................E-1
EXHIBIT B - NO SOLICITATION AGREEMENT.....................................E-5
EXHIBIT C - WHOLESALE SERVICES AGREEMENT..................................E-8
EXHIBIT D - OPINION OF SELLERS' COUNSEL...................................E-28
SCHEDULE 1 - CUSTOMERS....................................................S-1
SCHEDULE 2 - EQUIPMENT....................................................S-2
SCHEDULE 3   LEASES.......................................................S-5

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


SCHEDULE 3.2(b)   THIRD PARTY CONSENTS....................................S-6
SCHEDULE 4   CIRCUITS.....................................................S-7
SCHEDULE 5   INDIVIDUALS TO ENTER NO SOLICITATION AGREEMENTS..............S-8
SCHEDULE 6   REGULATORY APPROVALS.........................................S-10
SCHEDULE 7  ALLOCATION OF PURCHASE PRICE..................................S-10

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